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                                                                       Exhibit 5

                                                     November 14, 1997



Board of Directors
Amscan Holdings, Inc.
80 Grasslands Road
Elmsford, New York 10523


                           Re:      Amscan Holdings, Inc.
                                    Registration Statement on Form S-4

Ladies and Gentlemen:

                  We are acting as special counsel to the independent directors of Amscan Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-4 of shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), to be issued pursuant to an Agreement and Plan of Merger, dated as of August 10, 1997 (the "Merger Agreement"), between Confetti Acquisition, Inc., a Delaware corporation ("Acquisition"), and the Company. The Merger Agreement provides for the merger of Acquisition with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger. The number of shares (the "Shares") of Common Stock to be issued in the Merger shall be determined as provided in 2.1 of the Merger Agreement.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration State-
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Board of Directors
Amscan Holdings, Inc.
November 14, 1997
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ment on Form S-4 (File No. 333-     ) relating to the Shares as filed with the
Securities and Exchange Commission (the "Commission") on the date hereof (together with all exhibits thereto, the "Registration Statement"); (ii) the Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation"); (iii) the By-laws of the Company, as currently in effect (the "By-Laws"); (iv) the Merger Agreement; (v) a specimen of the stock certificate used to evidence the Common Stock; and (vi) certain resolutions of the Company's Board of Directors. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Members of our Firm are admitted to the Bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.


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Board of Directors
Amscan Holdings, Inc.
November 14, 1997
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                  Based upon and subject to the foregoing, we are of the opinion that, assuming (i) the Registration Statement, as amended (including all necessary post-effective amendments), has become effective; (ii) the Merger has become effective in accordance with the terms of the Merger Agreement and Delaware law; and (iii) certificates representing the Shares in the form of the specimen certificate examined by us are duly executed, countersigned, registered and delivered, the Shares, when issued for shares of Common Stock upon consummation of the Merger in accordance with the Merger Agreement (including Section 2.1(c)(i) thereof) and Delaware law and pursuant to the Registration Statement, will have been duly authorized and will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                       Very truly yours,



                                       Skadden, Arps, Slate, Meagher & Flom LLP


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